EXHIBIT 4

The e-Net Financial.Com Corporation 2000 Stock Compensation Program

              1. Purpose. This 2000 STOCK COMPENSATION PROGRAM (the “Program”) is intended to secure for e-Net Financial Corporation, a Nevada corporation (the “Company”), its subsidiaries, and its stockholders the benefits arising from ownership of the Company’s common stock (the “Common Stock”) by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations.

              2. Elements of the Program

        In order to maintain flexibility in the award of stock benefits the program will consist of a several plans. The Program Administrators are hereby authorized to periodically add plans to this program consistent with this objective. The first part is the Stock Bonus Plan (Bonus Plan) under which (i) common stock shares are granted to key employees and consultants as a bonus for performing duties essential in the growth of the company in its initial year. The second part is the Stock Deferral Plan (Deferral) in which (i) payments of deferred compensation in the form of shares of common stock (deferred payments) are granted; and (ii) rights to receive cash or shares of common stock based on the amount of income owed deferred (up to 1/3 of gross income). The third part is the Executive Stock Bonus Option Plan (the “Executive Bonus Plan”) under which (i) units representing the equivalent of shares of Common Stock (the “Perfo rmance Shares”) are granted; (ii) payments of compensation in the form of shares of Common Stock (the “Stock Payments”) are granted; and (iii) rights to receive cash or shares of Common Stock as a bonus, based on the performance of the executive or Key Independent Contractor (Bonus Shares). The fourth part is the Compensation Plan (the “Compensation Plan”) under which common shares may be issued, at their election, to employees, executives, and contractors in lieu of cash payments for services rendered to the Company.

              3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.

              4. Administration of the Plans. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.

GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

              Article 1. Administration. The Program shall be administered by the Company’s Board of Directors (the “Program Administrators”). The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) under the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

              Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their sole and absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares, rights to purchase shares or other awards shall be granted under the Program; (e) to determine the number and type of shares or securities subject to each option, restricted share, purchase right or other award, the duration of each award granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options, restricted shares, purchase rights and other awards granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the “Plan Participants”) and on their legal representatives, heirs and beneficiaries.

              Article 3. Maximum Number of Shares Subject to the Program. Subject to the provisions of Article 7, the maximum aggregate number of shares of Common Stock subject to the Program shall be two million (2,000,000) shares. Subject to the limitation contained in Section 2 of Part 1, the maximum number of shares of common stock issuable pursuant to the Program to any single Program Participant in any given fiscal year shall be 200,000 shares. The Board of Directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Program for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Program may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

              The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company’s general funds and used for general corporate purposes.

              Notwithstanding anything to the contrary in this Program, at no time that the Program is subject to qualification under the California Corporations Code shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations, based on the number of shares of the Company which are outstanding at the time the calculation is made, unless such limitation is approved in accordance with such Rule.

              Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program. an. Consultants or advisors of the Company or its subsidiaries shall be eligible to receive awards under the Program.

              The term “subsidiary” as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

              Article 5. Effective Date and Term of Program. The Program became effective December 16,1999 upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at the annual meeting of stockholders. The Program shall continue in effect for a term of 5 years unless sooner terminated under Article 8 of these General Provisions.

              Article 6. Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options and restricted shares may be granted under this Program. A corresponding adjustment changing the number and kind of shares allocated to unexercised options, restricted shares, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

              Article 7. Termination and Amendment of Program. The Program shall terminate five (5) years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, or shall terminate at such earlier time as the Board of Directors may so determine. No options shall be granted and no stock shall be sold and purchased under the Program after that date.

              Article 8. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received a bonus or Deferral option, alter or impair any of that individual’s rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

              Article 9. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered.

              Article 10. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

              Article 11. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company’s sole and absolute discretion, the Company may, from time to time, accept shares of the Company’s Common Stock subject to one of the Plans as t he source of payment for such liabilities.

              Article 12. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that when any equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rul e 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessarily to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code so that such Plan Participant shall avoid liability under Section 16(b) and the Program shall comply with Section 25102(o) as then applicable to any such transaction. Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to Section 16 of the Exchange Act, the approval of such grant or award shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Rules 16a-1(c)(3) and 16b-3(e).

              Article 13. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

              Article 14. Death Beneficiaries. In the event of a Plan Participant’s death, all of such person’s outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person’s beneficiary. Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person’s beneficiary shall be his or her estate and such person’s awards will be transferable by will or pursuant to laws of de scent and distribution applicable to such person.

              Article 15. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

              Article 16. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of Nevada. Acceptance of an award shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Clark County, State of Nevada for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Nevada, provided a reasonable time for appearance is allowed.

              Article 17. Arbitration. Any disputes involving the Program will be resolved by arbitration in Clark County, Nevada before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

              Article 18. Program Administrators’ Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, extend or modify any period (including any period in which an option or other exercisable award may be exercised, subject to the requirements of the Code) applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase Plan).

              Article 19. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole and absolute discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

              Article 20. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

              Article 21. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company’s financial statements at least annually.

              Article 22. Company’s Right of Repurchase. In the event that a Plan Participant’s employment with or service to the Company is terminated for any reason or any of its subsidiaries, the Company shall have the right, unless waived by the Program Administrators at the time of any award or thereafter, to repurchase all, of the securities that such Plan Participant has purchased or has been awarded under the Program on the following terms:

                     (a) Upon a Plan Participant’s termination of employment with or service to the Company or any of its subsidiaries, the Company shall have the right for a period of ninety (90) days from the last day of employment or service to repurchase all, of the securities awarded to or purchased by the Plan Participant under the Program.

                     (b) The Company shall notify the Plan Participant within ninety (90) days of the last day of employment or service regarding the exercise of its right of repurchase.

                     (c) If the Company exercises its right of repurchase, the Company will purchase the securities within thirty (30) days of delivery of the notice of its election to purchase at the higher of (i) the Fair Market Value on the Plan Participant’s date of termination, or (ii) the Fair Market Value of such securities on the date of the Company’s notification of election to repurchase.

              Article 23. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company’s securities.

PART I

e-NET FINANCIAL CORPORATION STOCK BONUS PLAN

        Section 1. Purpose. The purpose of this e-Net Financial Corporation Stock Bonus Plan (the “Bonus) is to promote the growth and general prosperity of the Company by permitting the Company to grant registered shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The Stock Bonus Plan is Part I of the Program. Unless any provision herein indicates to the contrary, the Stock Bonus Plan shall be subject to the General Provisions of the Program and terms used but not defined in this Stock Bonus Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

        Section 2. Terms and Conditions. The terms and conditions of shares granted under the Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all shares granted under the Bonus Plan satisfy the requirements of the Stock Bonus Plan.

        Each Bonus agreement shall provide to the recipient (the “Holder”) the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the execution of the Stock Bonus Plan Agreement (Bonus Agreement). At the time that the bonus is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

        The Holder shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the “ Stock Bonus Agreement”). Each individual who is awarded shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder.

        The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the e-Net Financial Corporation Stock Bonus Plan entered into between the registered owner and e-Net Financial Corporation. Copies of such Plan and Agreement are on file in the offices of e-Net Financial Corporation.

        The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the company until the applicable conditions have been satisfied .

        Section 3. Transferability. Subject to the provisions of the Bonus Plan Agreements, as may be set by the Program Administrators commencing on the grant date, the Holder shall be permitted to sell, transfer, pledge, or assign shares awarded under the Stock Bonus Plan.

        Section 4. Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company, any shares granted to him shall not be forfeited by the Holder.

        Section 5. Stockholder Rights. The Holder shall have, with respect to the shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of stock shall be delivered to the Holder promptly after, and only after, the Bonus Plan Agreement shall be executed.

        Section 6. Compliance with Securities Laws. Shares shall not be issued under the Stock Bonus Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law.

        Section 7. Continued Employment or Service. This agreement is not contingent upon continued employment or service.

E-NET FINANCIAL CORPORATION STOCK BONUS PLAN AGREEMENT

        THIS AGREEMENT is made as of __________, _____, by and between e-Net Financial Corporation a Nevada corporation (the “Company”), and _______________________ (“ Holder”):

        WHEREAS, the Company maintains the e-Net Financial Corporation Stock Bonus Plan (“Stock Bonus Plan”) under which the Program Administrators grant shares of the Company’s common stock, no par value (“Common Stock”) to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

        WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of a Stock Bonus Plan Agreement setting forth all the terms and conditions applicable to such award.

        NOW, THEREFORE, in consideration of termination of the Stock Option plan entered into between Company and Holder and of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.  Award of Shares.

        Under the terms of the Stock Bonus Plan, the Program Administrators hereby award and transfer to Holder a stock award on January 1,2000 (“Grant Date”), covering shares of Common Stock (“Shares”) subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder’s performance of service to the Company (which transfer is intended to constitute a “transfer” for purposes of Section 83 of the Internal Revenue Code).

2.  Stock Certificates.

        A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.  Administration.

        The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Bonus Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

4.  Right to Continued Employment or Service.

        Nothing in the Stock Bonus Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company’s right to terminate Holder’s employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.  Amendment.

        This Agreement shall be subject to the terms of the Stock Bonus Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder’s written consent.

6.  Force and Effect.

        The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.  Governing Law.

        This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.

8.  Successors.

        This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.  Notice.

        All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:	e-Net Financial Corporation 2102 Business Center Dr. Ste 115E Irvine, CA 92612 Attn: Secretary

To Holder:	_____________________________ _____________________________ _____________________________ _____________________________

10.  Incorporation of Plan by Reference.

        The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date hereof.

E-NET FINANCIAL CORPORATION, a Nevada corporation
By

Michael Roth—President

ACCEPTED AND AGREED TO
(Optionee)

By:

Name

PART II

e-NET FINANCIAL CORPORATION
STOCK DEFERRAL OPTION PLAN

        Section 1. Deferral Option Terms and Conditions. The purpose of this e-Net Financial Corporation Stock Deferral Option Plan (the “Deferral Option Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to grant stock deferral rights (“Deferral Option”) to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The terms and conditions of Deferral Options granted under the Deferral Option Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each agreement (the “Deferral Option Agreement”). Unless any provision herein indicates to the contrary, this Deferral Option Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Deferral Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

        Section 2. Duration of Deferral Options. Each Deferral Option and all rights thereunder granted pursuant to the terms of the Deferral Option Plan shall expire on the date determined by the Program Administrators as evidenced by the Deferral Option Agreement, but in no event shall any Deferral Option expire later than five (5) years from the date on which the Deferral Option is granted. In addition, each Deferral Option shall be subject to early termination as provided in the Deferral Option Plan.

        Section 3. Grant. Subject to the terms and conditions of the Deferral Option Agreement, the Program Administrators may grant the right to receive a payment upon the exercise of a Deferral Option which reflects the number of shares of Common Stock for which such Deferral Option was granted to any person who is eligible to receive awards.

        Section 4. Payment at Exercise. Upon the settlement of a Deferral Option in accordance with the terms of the Deferral Option Agreement, the Plan Participant shall (subject to the terms and conditions of the Deferral Option Plan and Deferral Option Agreement) receive a payment equal to the Grant Price (as defined below) for the number of shares of the Deferral Option being exercised at that time. Such payment may be paid in cash or in shares of the Company’s Common Stock or by a combination of the foregoing, at the time of exercise of the Deferral Option, specified by the Program Administrators in the Deferral Option Agreement. If any portion of the payment is paid in shares of the Company’s Common Stock, such shares shall be valued for this purpose at the Deferral Option Grant Price. “DEFERRAL Grant Price” shall mean the price allocated to the stock pursuant to the Stock Deferral Option Agreement.

        Section 5. Special Terms and Conditions. Each Deferral Option Agreement which evidences the grant of a Deferral Option shall incorporate such terms and conditions as the Program Administrators in their sole and absolute discretion deem are not inconsistent with the terms of the Deferral Option Plan.

        Section 6. Compliance with Securities Laws. Deferral Options shall not be granted and shares shall not be issued with respect to any Deferral Option granted under the Deferral Option Plan unless the grant of that Deferral Option or the exercise of that Deferral Option and the issuance and delivery of the shares pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transf er restrictions imposed by law, legend, condition, or otherwise, that any securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on securities and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 6.

        Section 7. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her Deferral Option or any shares as a result thereof, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that Deferral Option or the issuance of such shares for a period specified by the Program Administrators. Nothing in this Deferral Option Plan or in any Deferral Option Agreement shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

        Section 8. Deferral Option Rights Upon Termination of Employment or Service. If a Plan Participant under this Deferral Option Plan ceases to be employed by, or provide services to, the Company or any of its subsidiaries for any reason other than death or disability, his or her Deferral Option shall terminate thirty (30) days after the date of termination of employment (unless sooner terminated in accordance with its terms); provided, however, that in the event employment is terminated for cause as defined by applicable law, his or her option shall terminate immediately, provided, further, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within ninety (90) days after the date of termination of employment or service, unless either the Deferral Option Agreement or this D eferral Option Plan otherwise provides for earlier termination.

        Section 9. Rights Upon Disability. If a Plan Participant becomes disabled within the meaning of Code Section 422(e)(3) while employed by or providing service to the Company or any subsidiary corporation, his or her Deferral Option shall terminate six months after the date of termination of employment or service due to disability (unless sooner terminated in accordance with its terms); provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of termination of employment or service) at any time within one year after the date of termination of employment due to disability, unless either the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination.

        Section 10. Rights Upon Death. Except as otherwise limited by the Program Administrators at the time of the grant of a Deferral Option, if a Plan Participant under the Deferral Option Plan dies while employed by, or providing services to, the Company or any of its subsidiaries, his or her Deferral Option shall expire six months after the date of death unless by its terms it expires sooner; provided, however, that the Program Administrators may, in their sole and absolute discretion, allow the Deferral Option to be exercised (to the extent exercisable on the date of death) at any time within one year after the date of death, under the Deferral Option Agreement or the Deferral Option Plan otherwise provides for earlier termination. During this six-month or shorter period, the Deferral Option may be exercised, to the extent that it remains unexercised on the date of death, by the person or persons to whom the a Plan Participant’s ri ghts under the Deferral Option shall pass by will or by the laws of descent and distribution, but only to the extent that the Plan Participant is entitled to exercise the Deferral at the date of death.

e-NET FINANCIAL CORPORATION
STOCK DEFERRAL OPTION PLAN AGREEMENT

(GRANT OF OPTION)

Date of Grant: ____________________, ____

        THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”) , is delivered by e-Net Financial Corporation, a Nevada corporation (the “ Company”), to ____________________ (the “Optionee”), who is an employee of the Company or one of its subsidiaries (the Optionee’s employer is sometimes referred to herein as the “Employer”).

        WHEREAS, the Board of Directors of the Company (the “Board”) on July 6,1999 adopted, with subsequent stockholder approval, the e-Net Financial Corporation, Stock Deferral Plan (the “Plan”);

        WHEREAS, the Plan provides for the granting of deferral stock options by the Board or Program Administrators to employees of the Company or any subsidiary of the Company to purchase, or to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the “Stock”), in accordance with the terms and provisions thereof; and

        WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of deferred stock options under the Plan, and have determined that it would be in the best interest of the Company to grant the deferred stock options documented herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Option.

        Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to purchase a number of shares (not to exceed 1/3 of total quarterly income earned) of Stock at a price of $1.00 per share, on the date of Grant. Such option is hereinafter referred to as the “Option” and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the “Option Shares.”

2.  Installment Exercise.

        Subject to such further limitations as are provided herein, the Option shall become exercisable in Quarterly installments, on the first day following the close of the prior calendar quarter, the Optionee having the right hereunder to purchase from the Company a number of Option Shares upon exercise of the Option, in proportion to the deferred compensation subject to the employee’s exercise of option.

3.  Termination of Option.

              (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the “Option Term”).

              (b) Notwithstanding anything else to the contrary contained herein, upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a “termination of the Optionee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee’s employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee’s Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee’s employment by reason of disability or death, the Option may be exercised, but onl y to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a six-month period following the date of such termination of the Optionee’s employment, unless extended for a period of up to one year, at the sole and absolute discretion of the Program Administrators.

              (c) In the event of the death of the Optionee, the Option may be exercised by the Optionee’s legal representative, but only to the extent that the option would otherwise have been exercisable by the Optionee.

              (d) A transfer of the Optionee’s employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee’s employment.

4.  Exercise of Option.

              (a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised against deferred compensation, and the date of exercise thereof.

              (b) On the exercise date specified in the Optionee’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained fre e of any conditions not acceptable to the Program Administrators.

5.  Adjustment of and Changes in Stock of the Company.

        In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

6.  No Rights of Stockholders.

        Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

7.  Non-Transferability of Option.

        During the Optionee’s lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

8.  Restriction on Exercise.

        The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares in violation of any federal or State securities or other law or valid regulation.

9.  Employment Not Affected.

        The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

10.  Amendment of Option.

        The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

11.  Notice.

        All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:	e-Net Financial Corporation 2102 Business Center Dr. Ste 115E Irvine, CA 92612 Attn: Secretary

To Optionee:	_____________________________ _____________________________ _____________________________ _____________________________

12.   Incorporation of Plan by Reference.

        The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.  Governing Law.

        The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

In Witness Whereof, the Company has caused its duly authorized officers to execute this Grant of Option, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

E-NET FINANCIAL CORPORATION, a Nevada corporation
By

Michael Roth—President

ACCEPTED AND AGREED TO
(Optionee)

By:

Name

E-NET FINANCIAL CORPORATION

SPECIMEN SHARE CERTIFICATE

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 268741 10 4

NUMBER 3002	SHARES

e-Net Financial Corporation
Authorized Common Stock: 20,000,000
Shares Par Value: $.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

        Shares of e-NET FINANCIAL CORPORATION Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

E-NET FINANCIAL CORPORATION
/s/ Michael Roth

Michael Roth, President

Corporate Seal

Nevada

Dated:	/s/ Jean Oliver

Jean Oliver, Secretary

PART III

EXECUTIVE STOCK BONUS OPTION PLAN
(Executive Bonus Plan)

Section 1.  Terms and Conditions.

        The purpose of the e-Net Financial.Com Corporation Executive Stock Bonus Option Plan (the “Executive Bonus Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. This plan is restricted to Executives and Key Independent Contractors (Key Independent Contractor status shall be determined by the Program Administrators). The terms and conditions of Performance Shares, Stock Payment share or Bonus Shares rights granted under this Executive Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each Executive Stock Bonus Option Agreement (the “Executive Agreement”). Unless any provision herein indicates to the contrary, this Executive Bonus Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Executive Stock Bonus Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

Section 2.  Duration.

        Each Performance Share or Stock Payment or Bonus Shares and all rights thereunder granted pursuant to the terms of the Executive Bonus Plan shall expire on the date determined by the Program Administrators as evidenced by the Executive Agreement, but in no event shall any Performance Shares or Stock Payment Share or Bonus Share Right expire later than five (5) years from the date on which the Performance Shares or Stock Payment Share or Bonus Rights are granted. In addition, each Performance Share, Stock Payment or Bonus Share shall be subject to early termination as provided in the Executive Bonus Plan. Section 3. Grant. Subject to the terms and conditions of each individually executed Executive Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Bonus Share Rights as provided under the Executive Bonus Plan. Each grant of Performance Shares, Bonus Shares or Stock Payments shall be evidenced by a Exec utive Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Executive Bonus Plan.

Section 3.  Grant.

        Subject to the terms and conditions of each individually executed Executive Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Bonus Share Rights as provided under the Executive Bonus Plan. Each grant of Performance Shares, Bonus Shares or Stock Payments shall be evidenced by a Executive Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Executive Bonus Plan.

Section 4.  Performance Shares.

        Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Executive Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Executive Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Executive Agreement and payment for any Performance Shares may be made in full in cash or by cert ified cashier’s check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company’s Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company’s Common Stock, those shares shall be tendered at eighty-five (85) percent of their then Fair Market Value. Fair Market Value to be determined by the average daily low bid of the preceding thirty days. Payment in shares of Common Stock includes the automatic application of shares of Common

Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

Section 5.  Stock Payments.

        The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under the compensatory arrangements, only with the election of the eligible person. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Executive Agreement for such Stock Payment. Such shares paid to participants hereunder, shall be subject to any subsequent dividend, split or re-capitalization.

Section 6.  Bonus Rights.

        The Program Administrators may grant Bonus Rights in tandem with the grant of all other registered plans. A Bonus Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Bonus Right shall be evidenced by a separate Executive Agreement. Payment may be made by the Company in cash or by shares of the Company’s Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Executive Agreement for such Bonus Rights. The total payment subject to a Bonus Right shall not exceed Thirty Five percent (35%) of the Executives or Key Independent Contractors’ annual salary.

Section 7.  Compliance with Securities Laws.

        Securities shall not be issued with respect to any award under the Executive Bonus Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities without registration in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this Section 7.

Section 8.  Continued Employment or Service.

        Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Executive Bonus Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

Section 9.  Rights Upon Termination of Employment or Service.

        If a Plan Participant under this Executive Bonus Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.

EXECUTIVE STOCK BONUS OPTION PLAN AGREEMENT
(Executive Agreement)

(GRANT OF BONUS OPTION)

Date of Grant: ____________________, ____

        THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”) , is delivered by e-Net Financial.Com Corporation, a Nevada corporation (the “ Company”), to ____________________ (the “Optionee”), who is an Executive or Key Independent Contractor of the Company or one of its subsidiaries (the Optionee’s employer is sometimes referred to herein as the “Employer”).

        WHEREAS, the Board of Directors of the Company (the “Board”) on February 15, 2000 adopted the e-Net Financial.Com Corporation, Executive Stock Bonus Option Plan (the “ Executive Bonus Plan”);

        WHEREAS, the Executive Bonus Plan provides for the granting of Bonus stock options by the Board or Program Administrators to employees or key Independent Contractors of the Company or any subsidiary of the Company to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the “Stock”), in accordance with the terms and provisions thereof; and

        WHEREAS, the Program Administrators consider the Optionee to be a person who is eligible for a grant of bonus stock options under the Executive Bonus Plan, and have determined that it would be in the best interest of the Company to grant the bonus stock options documented herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Option.

        Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Optionee, as of the Date of Grant, an option to receive a number of shares (not to exceed 35% of total annual income earned) of Stock at a price of $1.00 per share, on the date of Grant. Such option is hereinafter referred to as the “Option” and the amount of shares of stock shall be determined by the Executive Bonus Plan administrators base on the annual performance of the Optionee hereinafter sometimes referred to as the “Bonus Shares.”

2.  Termination of Option.

              (a) Subject to the other provisions of this Grant, the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five years from the Date of Grant (the “Option Term”).

              (b) Notwithstanding anything else to the contrary contained herein, upon the occurrence of the Optionee ceasing for any reason to be employed by the Employer (such occurrence being a “termination of the Optionee’s employment”), the Option, to the extent not previously exercised, shall terminate and become null and void within thirty (30) days after the date of such termination of the Optionee’s employment, except (1) in the event employment is terminated for cause as defined by applicable law, in which case Optionee’s Option shall terminate and become null and void immediately or (2) in a case where the Program Administrators may otherwise determine in their sole and absolute discretion for up to ninety (90) days following the termination of employment. Upon a termination of the Optionee’s employment by reason of disability or death, the Option may be exercised.

3.  Exercise of Option.

              (a) The Optionee may exercise the option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Company written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised against bonus compensation, and the date of exercise thereof.

              (b) On the exercise date specified in the Optionee’s notice or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee, a certificate or certificates for the Option Shares then being purchased. The obligation of the Company to deliver Stock shall, however, be subject to the condition that if at any time the Program Administrators shall determine in their discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Program Administrators.

4.  Adjustment of and Changes in Stock of the Company.

        In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Company, the Program Administrators shall make such adjustment as may be required under the applicable reorganization agreement in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Optionee any additional benefits under the Option prior to the issuance of shares thereunder. If there is no provision for the treatment of the Option under an applicable reorganization agreement, the Option may terminate on a date determined by the Program Administrators following at least 30 days written notice to the Optionee.

5.  No Rights of Stockholders.

        Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

6.  Non-Transferability of Option.

        During the Optionee’s lifetime, the Option hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

7.  Restriction on Exercise.

        The Option may not be exercised if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or State securities or other law or valid regulation. As a condition to the exercise of the Option, the Company may require the Optionee exercising the Option to make any representation or warranty to the Company as may be required by any applicable law or regulation and, specifically, may require the Optionee to provide evidence satisfactory to the Company that the Option Shares are being acquired only for investment purposes and without any present intention to sell or distribute the shares without registration in violation of any federal or State securities or other law or valid regulation.

8.  Employment Not Affected.

              The granting of the Option or its exercise shall not be construed as granting to the Optionee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Optionee, the right of the Employer to terminate at will the Optionee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Optionee.

9.  Amendment of Option.

        The Option may be amended by the Program Administrators at any time (i) if the Program Administrators determine, in their sole and absolute discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.

10.  Notice.

        All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:	e-Net Financial.Com Corporation 2102 Business Center Dr 115E Irvine, Ca 92612

To Optionee:	____________________________ ____________________________ ____________________________ ____________________________

11.  Incorporation of Executive Stock Option Bonus Plan by Reference.

        The Option is granted pursuant to the terms of the Executive Bonus Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with, and shall be subject to, the Executive Bonus Plan. The Program Administrators shall interpret and construe the Executive Bonus Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

12.  Governing Law.

        The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

        In Witness Whereof, the Company has caused its duly authorized officers to execute this Executive Stock Bonus Option Plan Agreement, and to apply the corporate seal hereto, and the Optionee has placed his or her signature hereon, effective as of the Date of Grant.

        This agreement may be executed in counterpart.

E-NET FINANCIAL.COM CORPORATION
a Nevada Corporation

By

Michael Roth—President

ACCEPTED AND AGREED TO:

(Optionee)

PART IV

E-NET FINANCIAL.COM CORPORATION
STOCK COMPENSATION PLAN

Section 1.  Terms and Conditions.

        The purpose of the e-Net Financial.Com Corporation Stock Compensation Plan (the “Compensation Plan”) is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to compensate personnel for work performed for the Company and its subsidiaries. This plan is restricted to Employees, Executives, and Key Independent Contractors (Key Independent Contractor status shall be determined by the Program Administrators). The terms and conditions of Compensation Shares, or Compensation Shares rights granted under this Compensation Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each Compensation Stock Option Agreement (the “Compensation Agreement”). Unless any provision herein indicates to the contrary, this Compensation Plan shall be subject to the General Provisions of the Program, and terms used but not defined in th is Compensation Stock Option Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

Section 2.  Grant.

        Subject to the terms and conditions of each individually executed Compensation Agreement, the Program Administrators may grant Compensation Shares, as provided under the Compensation Plan. Each grant of Compensation Shares shall be evidenced by a Compensation Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Compensation Bonus Plan.

Section 3.  Compensation Shares.

        Compensation Shares shall become payable to a Plan Participant based upon the completion of specified projects and duties and upon such other terms and conditions as the Program Administrators may determine and specify in the Compensation Agreement evidencing such Compensation. Each grant shall satisfy the conditions for compensation-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Compensation Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Compensation Agreement for such grant.

Section 4.  Stock Payments.

        The Program Administrators may grant Stock Payments to a person eligible to receive the same as compensation or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under the compensatory arrangements, only with the election of the eligible person. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Compensation Agreement for such Stock Payment. Such shares paid to participants hereunder, shall be subject to any subsequent dividend, split or re-capitalization.

Section 5.  Bonus Rights.

        The Program Administrators may grant Bonus Rights in tandem with the grant of all other registered plans. A Bonus Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Bonus Right shall be evidenced by a separate Compensation Agreement. Payment may be made by the Company in cash or by shares of the Company’s Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Compensation Agreement for such Bonus Rights. The total payment subject to a Bonus Right shall not exceed Thirty Five percent (35%) of the Employees, Executives, or Key Independent Contractors’ annual compensation.

Section 6.  Compliance with Securities Laws.

        Securities shall not be issued with respect to any award under the Compensation Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

Section 7.  Continued Employment or Service.

        Nothing in this Compensation Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

COMPENSATION PLAN AGREEMENT
(Compensation Agreement)

(GRANT OF COMPENSATION OPTION)

Date of Grant: ____________________, ____

        THIS GRANT, dated as of the date of grant first stated above (the “Date of Grant”) , is delivered by e-Net Financial.Com Corporation, a Nevada corporation (the “ Company”), to ____________________ (the “Grantee”), who is an Employee, Executive or Key Independent Contractor of the Company or one of its subsidiaries (the Grantee’s employer is sometimes referred to herein as the “ Employer”).

        WHEREAS, the Board of Directors of the Company (the “Board”) on November 11, 2000 adopted the e-Net Financial.Com Corporation, Compensation Plan (the “Compensation Plan”);

        WHEREAS, the Executive Bonus Plan provides for the granting of Compensation Stock by the Board or Program Administrators to employees or key Independent Contractors of the Company or any subsidiary of the Company to exercise certain rights with respect to, shares of the Common Stock of the Company, no par value (the “Stock”), in accordance with the terms and provisions thereof; and

        WHEREAS, the Program Administrators consider the Grantee to be a person who is eligible for a grant of Compensation stock under the Compensation Plan, and have determined that it would be in the best interest of the Company to grant the Compensation stock documented herein.

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  Grant of Stock.

        Subject to the terms and conditions hereinafter set forth, the Company, with the approval and at the direction of the Program Administrators, hereby grants to the Grantee, as of the Date of Grant, __________Shares of e-Net Financial.Com Corporation common shares as “Compensation Shares.”

2.  Employment Not Affected.

        The granting of the Compensation Shares shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

3.  Notice.

        All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

To Company:	e-Net Financial.Com Corporation 3200 Bristol Street, Suite 710 Costa Mesa, CA 92626

To Grantee:	___________________________ ___________________________ ___________________________ ___________________________

4.  Incorporation of Compensation Plan by Reference.

        The Stock is granted pursuant to the terms of the Compensation Plan, the terms of which are incorporated herein by reference, and the Grant shall in all respects be interpreted in accordance with, and shall be subject to, the Compensation Plan. The Program Administrators shall interpret and construe the Compensation Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

5.  Governing Law.

        The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Nevada, except to the extent preempted by federal law, which shall to the extent govern.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Compensation Plan Agreement, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

This agreement may be executed in counterpart.

E-NET FINANCIAL.COM CORPORATION
a Nevada Corporation

By: /s/ Vincent Rinehart
       Vincent Rinehart

ACCEPTED AND AGREED TO:

_________________________________
(Grantee)